Exhibit 10.19

                               LETTER AGREEMENT

                                 April 30, 1996



Mr. C. Keith Pressley
Peoples Telephone Company, Inc.
2300 N.W. 89th Place
Miami, Florida  33172

Dear Mr. Pressley:

     This is to confirm our agreement as further set forth herein that:

     1. Peoples Telephone Company, Inc. (the "Company") relies upon you and your expertise and wishes to continue to take advantage of and benefit from such experience and, therefore, wishes to enter into this Letter Agreement and you wish to enter into this Letter Agreement.

     2. The Company and you agree that in case of a "Change in Control" (as defined in Exhibit A attached hereto), if you are (a) terminated without cause by the Company or any successor thereof, for a period beginning three (3) months before and ending twelve (12) months after the Change of Control, (b) are asked to assume lesser duties and/or title or duties inconsistent with your current position without your consent or (c) the Company's corporate headquarters is moved or you are required to be based at any office or location other than that of the Company's present corporate headquarters which change of location would require you to commute more than fifty (50) miles in excess of your commute prior to such change ("Termination Date"), in addition to any other benefits due you from the Company and without affecting any such other compensation or benefits owed to you, the Company shall pay you within five (5) days of such Termination Date as severance pay (i) a lump sum amount equal to fifty percent (50%) of your annual base salary at the highest rate in effect during the twelve
(12) months immediately preceding the Termination Date plus (ii) any bonus you may be eligible for under any Company bonus plan (such amount to be paid as if any and all goals and conditions to such bonus payment had been met) plus (iii) all options granted to you by the Company shall vest if not already vested (and shall not be subject to any thirty (30) day exercise rule unless exemption from such rule shall be prohibited by the plan under which such options were granted).

Mr. C. Keith Pressley
Peoples Telephone Company, Inc.
April 30, 1996
Page 2


     3. This Letter Agreement shall be binding upon the Company and any successors and assigns thereof.

     If you agree, please sign in the space provided below and return this form to me.


                                 Very truly yours,

                                 PEOPLES TELEPHONE COMPANY, INC.


                                 By: /s/ Robert E. Lund
                                 Robert E. Lund
                                 President/Chief Executive Officer


Agreed and Accepted
this 30th day of April, 1996:


/s/ C. Keith Pressley
C. Keith Pressley
Vice President/MIS

                                                                    EXHIBIT A

          For purposes of this Agreement, a "Change in Control" means:

     (1) the acquisition of beneficial ownership, direct or indirect, of equity securities of the Company by any person (as that term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of l934, as amended (the "Exchange Act") which, when combined with all other securities of the Company beneficially owned, directly or indirectly by that person, equals or exceeds 50% of (i) either the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (iii) any acquisition by any corporation with respect to which, following such acquisition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Comon Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

     (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual or threatened solicitation of proxies or consents;

     (3) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

     (4) approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

     The term "the sale or disposition by the Company of all or substantially all of the assets of the Company" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). The "fair market value of the Company" shall be the aggregate market value of the then outstanding Company Common Stock (on a fully diluted basis) plus the aggregated market value of Company's other outstanding equity securities. The aggregate market value of the shares of Outstanding Company Common Stock shall be determined by multiplying the number of shares of Outstanding Company Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of Outstanding Company Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Company
Common Stock or by such other method as the Board shall determine is appropriate.